                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Fifth Dimension Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             FIFTH DIMENSION INC.
                              801 New York Avenue
                        Trenton, New Jersey  08638-3982
                                  __________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 14, 1997


                                   _________

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Fifth Dimension Inc., a New Jersey Corporation (the "Corporation"), will be held in the Main Conference Room of the Corporation, 801 New York Avenue, Trenton, New Jersey, 08638-3982 on Wednesday, May 14, 1997 at 11:30 a.m. Eastern Time, for the following purposes:

     1. To elect eight directors of the Corporation to serve for the term of one year and until their respective successors have been elected and qualified;

     2. To transact such other business as may be properly brought before the meeting of any adjournment or adjournments thereof.

     Only holders of record of shares of Common Stock of the Corporation at the close of business on March 17, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders of the Corporation are invited to attend the annual meeting. Whether or not you plan to attend the Annual Meeting of Stockholders in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date, and return the enclosed Proxy in the envelope to which no postage need be affixed if mailed in the United States.

                                   By Order of the Board of Directors


                                        Elaine H. Cain
                                        Secretary

Dated:  March 28, 1997

                             FIFTH DIMENSION INC.
                              801 New York Avenue
                        Trenton, New Jersey 08638-3982

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fifth Dimension Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held in the Main Conference Room of the Corporation, on Wednesday, May 14, 1997 at 11:30 a.m., Eastern Time, and at any adjournment or adjournments thereof. Only record holders of shares of Common Stock, $0.33-1/3 par value ("Common Stock") of the Corporation at the close of business on March 17, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournments of such meeting.

     Any stockholder who executes and returns the enclosed form of proxy may revoke it at any time before it is voted by giving written notice in writing to the secretary of the Corporation or by voting in person at the meeting. Unless so revoked, the shares represented by the proxy will be voted in accordance with the instructions specified therein at the Annual Meeting, if the proxy is properly executed and is received in time for voting. If no instructions are specified, the shares represented by the Proxy will be voted FOR all of the matters described herein.

     The Corporation will bear the entire cost of preparing, assembling, and mailing the Proxy Statement, the Proxy and any additional material furnished the stockholders in connection with the Annual Meeting. Further solicitation of Proxies may be made by telephone or in person by officers, directors and regular employees of the Corporation.

     The Corporation's Annual Report for the fiscal year ended December 31, 1996, is transmitted herewith. None of the statements or information in said Annual Report is intended or shall be construed to be part of the proxy soliciting material of the Corporation.

     The approximate mailing date of this Proxy Statement and accompanying form of Proxy is April 14, 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The total number of outstanding shares of Common Stock entitled to vote at the meeting is 1,093,636. Stockholders are entitled to one non-cumulative vote for each share of Common Stock. A majority of issued and outstanding shares of Common Stock present in person or by proxy constitutes a quorum.

     The following table sets forth as of March 17, 1997 the number of shares and percentage of outstanding Common Stock owned by (i) each person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock, (ii) each director and director nominee who owns Common Stock and (iii) all directors and officers of the Corporation as a group. Mr. Gilbert's address is 330 Garfield Street, #200, Santa Fe, New Mexico 87501; and Dr. Shiffman's address is 103 Central Park West, New York, New York 10023-4204. The address for the directors and officers is the same as the Corporation's address.

                                                   Common Stock

   Name of                                  Amount and                    Percent
Beneficial Owner                    Nature of Beneficial Ownership        of Class/2/
----------------                    ------------------------------        -----------
Edward M. Gilbert                             417,130                        38.1

Dr. Felix Shiffman                             61,050                         5.6

Sheldon Bitko
Director, Officer and Nominee                  33,358/3/                      3.0

Charles Davidoff
Director and Nominee                           25,000/4/                      2.3

Craig E. Ebner
Director, Officer and Nominee                 180,500/5/                     14.2

Dr. Peter N. Heydon
Director and Nominee                           81,000                         7.4

Lee R. Marks
Director and Nominee                           19,500/6/                      1.8

Charles E. Rausch
Director and Nominee                            1,000                         0.1

Dr. Frederick C. Scherer
Director and Nominee                           38,392/7/                      3.5

Alfred R. Senni
Director, Officer and Nominee                  37,524/8/                      3.4

All directors, director nominees
and officers as a group
(9 persons)                                   423,774/3-8/                   31.0

/1/ Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

/2/ Calculated on the basis of 1,093,636 shares of Common Stock outstanding at March 17, 1997 plus, in the case of the individual option holder, additional shares of Common Stock deemed to be outstanding because such shares may be acquired within 60 days of that date through the exercise of outstanding options.

/3/  Includes 20,000 shares which Mr. Bitko has an option to acquire.

/4/ Includes 1,650 shares as to which Mr. Davidoff disclaims any beneficial ownership and 15,000 shares which Mr. Davidoff has an option to acquire.

/5/ Includes 500 shares to which Mr. Ebner holds joint beneficial ownership, 30,000 shares which Mr. Ebner has an option to acquire and 150,000 shares which Mr. Ebner has an option to acquire upon the Corporation achieving specified sales and profitability levels.

/6/  Includes 15,000 shares which Mr. Marks has an option to acquire.

/7/  Includes 15,000 shares which Dr. Scherer has an option to acquire.

/8/  Includes 20,000 shares which Mr. Senni has an option to acquire.

                             ELECTION OF DIRECTORS

     At the annual meeting of stockholders, eight (8) Directors are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. Should the nominees be unable to serve or refuse to serve as directors (an event that Management does not anticipate), proxies solicited hereunder will be voted for substituted nominees. The Corporation's By-Laws authorize not less than five (5) nor more than nine (9) directors.

     The enclosed form of proxy provides a means for a stockholder to vote for one or more of the proposed nominees, or to withhold authority to vote for all of such proposed nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR each of the proposed nominees listed therein or, should any one or more of such proposed nominees become unavailable, for another nominee or other nominees to be selected by the Board of Directors.

     THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Identification of Directors and nominees for Directors
------------------------------------------------------

     The following table sets forth certain information regarding each director and nominee.

                                     Position with                  Director
Nominee                  Age         the Corporation                Since
-------                  ---         ---------------                --------

Sheldon Bitko             69         Vice President and Director     1988

Charles Davidoff          82         Director                        1974

Craig E. Ebner            57         President, Chief Executive      1993
                                     Officer and Director

Dr. Peter N. Heydon       56         Director                        1994

Lee R. Marks              61         Director                        1984

Charles E. Rausch         70         Director                        1994

Dr. Frederick Scherer     70         Director                        1977

Alfred R. Senni           68         Vice President and Director     1988

Business Experience
-------------------

     The principal occupation of each director and nominee for the last five years and directorships held by each such person is as follows:

     1. Sheldon Bitko is Vice President - Motion Component products of the Corporation. From April 1985 to April 1993 Mr. Bitko was President of the Corporation.

     Charles Davidoff is a self-employed Consultant Engineer for chemical and metallurgical processes.

     Craig E. Ebner is President and Chief Executive Officer of the Corporation. Mr. Ebner is a Director of JLC International Inc. and Personnel Solutions Inc. He was President of Litton Special Devices and Litton Data Images concurrently from November 1986 to October 1992 and President/Chief Executive Officer of Outsource Inc. from October 1992 to April 1993.

     Dr. Peter N. Heydon is a private investor and a retired Professor in the Departments of English Language and Literature and Humanities at the University of Michigan.

     Lee R. Marks is a member of the law firm of Ginsburg, Feldman and Bress, Chartered, and a Director of Isomet Corporation.

     Charles E. Rausch is a retired Corporate Senior Vice President of Ametek, Inc.

     Dr. Frederick C. Scherer is a retired Superintendent of Schools for the Lakeland Regional School District, New Jersey and President of Educational Management Consultants.

     Alfred R. Senni is Vice President - Slip Rings of the Corporation. From April 1985 to April 1993 Mr. Senni was Chief Executive Officer and Executive Vice President of the Corporation.

Family Relationships
--------------------

     There are no family relationships between any director, executive officer or director nominee.

Certain Relationships and Related Transactions
----------------------------------------------

     The law firm of Ginsburg, Feldman and Bress, Chartered, of which Lee R. Marks, a Director and Nominee Director of the Corporation, is a member, received fees in fiscal 1996 for legal services rendered to the Corporation in 1996. It is anticipated that Ginsburg, Feldman and Bress will continue to provide legal services to be billed at the law firm's usual hourly rates, in 1997.

Meetings and Committees of the Board of Directors
-------------------------------------------------

     The Board of Directors held five meetings during the fiscal year ended December 31, 1996. The Board has an Option Committee, responsible for administering the Corporation's Stock Option Plan, a Liaison/Compensation Committee and an Audit Committee. The Option Committee consisting of Messrs. Marks and Rausch met two times in the fiscal year 1996, the Audit Committee consisting of Mr. Marks, Dr. Scherer and Dr. Heydon, met two times in fiscal year 1996 and the Liaison/Compensation Committee consisting of Mr. Davidoff and Dr. Scherer, met one time in the fiscal year 1996.

    The Board of Directors has no standing nominating or similar committee.

                            EXECUTIVE COMPENSATION

     The following information is furnished with respect to the Chief Executive Officer and the three most highly compensated Executive Officers other than the Chief Executive Officer:

-----------------------------------------------------------------------------------------------------------
                                      SUMMARY COMPENSATION  TABLE
-----------------------------------------------------------------------------------------------------------

                                                                                    Long Term Compensation
        Annual Compensation                                                         Awards        Payouts
-----------------------------------------------------------------------------------------------------------
(a)              (b)         (c)        (d)         (e)            (f)         (g)       (h)        (i)
Name and                                       Other Annual    Restricted                LTIP    All Other
Principal                  Salary      Bonus   Compensation    Stock Awards  Options   Payouts  Compen-
Position         Year        ($)        ($)         ($)            (#)         (#)       ($)   sation (1)
-----------------------------------------------------------------------------------------------------------
Ebner, C.         1996     $134,084    -0-            -0-         -0-         -0-       -0-      $2,370
President         1995     $134,992    -0-            -0-         -0-         -0-       -0-      $1,822
& CEO             1994     $124,295   $8,324          -0-         -0-         165,000   -0-      $  810

Bitko, S.         1996     $ 64,046    -0-            -0-         -0-         -0-       -0-      $  910
V.P.              1995     $ 90,729    -0-            -0-         -0-         -0-       -0-      $3,904
                  1994     $ 96,615   $6,659          -0-         -0-          5,000    -0-      $3,877

Senni, A.         1996     $106,638    -0-            -0-         -0-         -0-       -0-      $5,648
V.P.              1995     $119,005    -0-            -0-         -0-         -0-       -0-      $4,443
                  1994     $110,814   $6,659          -0-         -0-          5,000    -0-      $3,065

Cain, E.          1996     $ 61,375    -0-            -0-         -0-         -0-       -0-       -0-
V.P. & Sec.       1995     $ 61,347    -0-            -0-         -0-         -0-       -0-       -0-
Treas.            1994     $ 54,453   $3,597          -0-         -0-         -0-       -0-       -0-
-----------------------------------------------------------------------------------------------------------

(1) Amount represents contributions by the Corporation to Fifth Dimension 401(k) Savings and Retirement Plan and Life Insurance premiums paid for the officers listed.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Corporation did not grant stock options (whether or not in tandem with SARs) or freestanding SARs during the last completed fiscal year.

The following Table provides information on stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTIONS VALUES
==============================================================================================
     (a)             (b)                (c)                   (d)                  (e)
                                                                                Value of
                                                           Number of        Unexercised In-
                                                          Securities            the-Money
                                                          Underlying         Options at FY-
                                                         Unexercised           End ($)(1)
                                                      Options at FY-End
               Shares Acquired                       (#)(2) Exercisable/      Exercisable/
Name           on Exercise (#)   Value Realized ($)      Unexercisable        Unexercisable
==============================================================================================
  Ebner, C.            -0-             $0             30,000/150,000               $0/0

  Bitko, S.            -0-             $0                   20,000/0               $0/0

  Senni, A.            -0-             $0                   20,000/0               $0/0

  Cain, E.             -0-             $0                    7,500/0               $0/0

(1)  Value at December 31, 1996 closing price of $0.8125.

(2) Unless otherwise noted the number represents options to purchase common stock of the Corporation.

Compensation Pursuant to Plans
------------------------------

Fifth Dimension 401(k) Savings and Retirement Plan
--------------------------------------------------

     Beginning July 1, 1995, the Company established a 401(k) plan to replace the pension and profit sharing plans which were terminated during 1993. The Plan covers all employees, ages 21 and over, with a minimum of one year of service and provides for elective deferrals by the employees up to 15% of compensation. Additionally, the Company, at its sole discretion, may contribute additional amounts to the plan. Employer contributions amounted to $20,713 for the year ended December 31, 1996.

Incentive Stock Option Plan
---------------------------

     Summary
     -------

     The Board of Directors of the Corporation approved adoption of the Fifth Dimension Inc. Incentive Stock Option Plan (the "ISO Plan") on August 25, 1987, and the ISO Plan was approved by the Stockholders at the 1988 Annual Meeting on April 27, 1988. Under the ISO Plan, 150,000 shares of Common Stock are reserved for purchase by eligible employees of the Corporation at a price not less than 100% of the fair market value on the date of grant.

Description of the Stock Purchase Plan
--------------------------------------

     Eligible Participants.  All full time employees of the Corporation and its
     ---------------------
subsidiaries who are required to work 25 hours per week are eligible to receive options, other than an employee who owns more than 10% of the voting power of the Corporation.

     Federal Income Tax Consequences.  All options granted under the ISO Plan
     -------------------------------
are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The Corporation is not entitled to a business expense deduction with respect to options granted under the ISO Plan. No tax consequence results to an employee upon the grant or exercise of an option. An employee will be taxed only when he/she sells stock acquired under the ISO Plan, and, provided certain "holding period" requirements are met, the sale will be taxed as a capital gain.

     Administration.  The ISO Plan is administered by the Stock Option Committee
     --------------
of the Board of Directors of the Corporation consisting of Messrs. Marks and Rausch. The Stock Option Committee has the authority to determine which employees of the Corporation will be granted options under the ISO Plan, and the number of shares covered by each option.

     Purchase of Common Stock - Price and Expiration Dates.  The option price is
     -----------------------------------------------------
the fair market value of the Corporation's Common Stock on the date of grant.

     All options must be granted before August 25, 1997. Each option may be exercised in whole or in part at any time following the third anniversary of the date of grant, provided the optionee is still an employee. The options granted under the ISO Plan terminate within three months after severance of the optionee's employment relationship with the Corporation for any reason, other than death, and are not transferable except by will or intestate succession. To the extent not exercised, all options expire ten years from the date of grant.

     Market Price of Common Stock.  The Common Stock of the Corporation would be
     ----------------------------
issued upon exercise of options and payment of the exercise price. The shares which are issuable under this plan were quoted at $1-7/8 Bid and $2-1/2 Asked on the over-the-counter market as quoted by NASDAQ at the close of business on March 17, 1997.

     Options Outstanding.  In fiscal 1988, the Board of Directors authorized the
     -------------------
grant of 11,625 options to nine (9) non-executive employees under the ISO Plan at an exercise price of $3.375 per share. As was stated in the Form 8-K filed with the Securities and Exchange Commission on March 11, 1991, in February, 1991, the Board of Directors of the Corporation approved a three-for-two stock split of its Common Stock, effective April 29, 1991. In fiscal 1996, the Board of Directors authorized the grant of 24,000 options to six (6) non-executive employees under the ISO Plan at the exercise price of $1.875 per share. A total of 73,875 options are currently outstanding and 76,125 shares are reserved for grant of future options under the ISO Plan. None of the options granted under the ISO Plan have been exercised.

     Employment Contracts.  On April 6, 1993, the Corporation and Craig E. Ebner
     --------------------
entered into an employment agreement terminating on April 27, 1994. On April 28, 1994, the Corporation and Craig E. Ebner entered into a new employment agreement which terminates April 27, 1999, unless the parties choose to extend pursuant to the agreement. Mr. Ebner serves as President and Chief Executive Officer of the Corporation at a base salary of $135,000, with annual cash incentives equal to five percent (5%) of the Corporation's pre-tax profit and certain other fringe benefits.

     On September 18, 1995, the Corporation and Sheldon Bitko entered into an employment agreement terminating on September 17, 1997. Among other provisions the agreement provides for a base compensation of $60,008 with annual cash incentives to four percent (4%) of the Corporation's pre-tax profits.

     On January 1, 1997 the Corporation and Alfred R. Senni entered into an employment agreement terminating on December 31, 1998. Among other provisions the agreement provides for a base compensation of $62,504 with annual cash incentives to four percent (4%) of the Corporation's pre-tax profits.

     Compensation of Directors
     -------------------------

     Directors' Fees.  During the fiscal year ended December 31, 1996, each non-
     ---------------
employee director of the Corporation received a fee of $2,500 compensation for attending meetings of the Board of Directors and committees of the Board of Directors, $300 of which was paid in January 1996. The remainder was paid in $200 monthly installments for the remainder of 1996. Each non-employee director was also reimbursed for reasonable travel expenses for each meeting of the Board of Directors or a committee of the Board of Directors that he attended in person.

     Directors' Stock Options.  The Corporation has issued stock options to
     ------------------------
various members of the Board of Directors, in recognition of past and ongoing service to the Corporation. During 1994, the Corporation issued Options to Senior Management employees, who are also Directors, to acquire 175,000 shares of stock at a price of $3.75 per share. As of December 31, 1995 the outside members of the Board of Directors had option to purchase 45,000 shares of Common Stock, and two former Directors have the option to purchase 15,000 shares each of common stock. The Options outstanding under this plan are exercisable at prices ranging from $2.19 to $3.75 per share. Options terminate ten years from the date of grant. None of the options granted to the directors or former directors of the Corporation were exercised during fiscal 1996.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has responsibility for selecting its independent auditors and engaged the firm of Yohalem Gillman & Company, Certified Public Accountants, for the calendar year ended December 31, 1996. In accordance with its past practice, the Corporation will take action later in the year as to the selection of its independent auditors for the current calendar year. The Corporation has requested that a representative of Yohalem Gillman & Company be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholders wishing to submit a proposal for action at the 1998 Annual Meeting of Stockholders, pursuant to and in accordance with the requirements of Securities and Exchange Commission Regulation 240.14a, must present the proposal in writing to the Corporation no later than January 31, 1998.

                                 OTHER MATTERS

     At the date of this proxy statement the Corporation does not know of any business to be presented for consideration at the Annual Meeting other than stated in the Notice of such meeting. It is intended, however, that the persons authorized under management proxies may, in the absence of instruction to the contrary, vote or act in accordance with their best judgment with respect to any other proposal presented for action at such meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Elain H. Cain
                                        Secretary

March 28, 1997

FIFTH DIMENSION INC.
801 New York Avenue
Trenton, New Jersey 08638-3982                                 Proxy
                                                               -----

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          -----------------------------------------------------------

The undersigned hereby appoints Charles Davidoff and Lee R. Marks as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Fifth Dimension Inc. held on record by the undersigned on March 17, 1997, at the Annual Meeting of Shareholders to be held on May 14, 1997 or any adjournment thereof.

1.   ELECTION OF DIRECTORS    ________     FOR all nominees listed below
                                           (except as marked to the
                                           contrary below)

                              ________     WITHHOLD AUTHORITY
                                           to vote for ALL nominees listed below

     Sheldon Bitko, Charles Davidoff, Craig E. Ebner, Dr. Peter N. Heydon
          Lee R. Marks, Charles E. Rausch, Dr. Frederick C. Scherer,
                                Alfred R. Senni

INSTRUCTION  To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.
________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

     ________________________________            When shares are held by Joint
                                                 Tenants, both should sign. When
                                                 signing as Attorney, as
                                                 Executor, Administrator,
                                                 Trustee or Guardian, please
                                                 give full title as such. If a
                                                 corporate name, by President or
                                                 other authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.

     ________________________________            _____________________________
          Signature                              Signature if held jointly

                                                ______________________________
                                                Signature if held jointly

     Dated ___________________, 1997            Dated __________________, 1997

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
-------------------------------------------------------------------------
ENVELOPE.
---------